Exhibit 5.1

August 25, 2006

Quantum Corporation
1650 Technology Drive, Suite 700
San Jose, California 95110

Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Quantum Corporation, a Delaware corporation (the “Company” or “you”) and have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about August 25, 2006 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 22,270,297 shares of Quantum Corporation—DSS Common Stock, par value $0.01 per share (the “Shares”), reserved for issuance under the 1993 Long-Term Incentive Plan, as amended, the Advanced Digital Information Corporation 1996 Stock Option Plan, as amended, the 1997 Stock Option Plan of Pathlight Technology, Inc., as amended, the Advanced Digital Information Corporation Amended and Restated 1999 Stock Incentive Compensation Plan, as amended, and the Advanced Digital Information Corporation 2002 Team Member Retention Stock Option Plan, as amended (the “Plans”).

As your legal counsel, we have examined the instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed.  In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on such examination, it is our opinion that, when issued and sold in the manner referred to in the Plans, the Shares will be legally and validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement.  In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                                                                                                           Very truly yours,

                                                                                                                           /s/ Wilson Sonsini Goodrich & Rosati

                                                                                                                           WILSON SONSINI GOODRICH & ROSATI
                                                                                                                           Professional Corporation